EXHIBIT 21.1

Subsidiaries

Entity Name in English	Jurisdiction of Incorporation	Parent

Solarmax Technology, Inc.	Nevada	N/A

Solarmax Renewable Energy Provider, Inc.	California	Solarmax Technology, Inc.

Solarmax Financial, Inc.	California	Solarmax Technology, Inc.

SMX Capital, Inc.	New Jersey	Solarmax Technology, Inc. (93.75% owned)

Solarmax LED, Inc.	California	Solarmax Technology, Inc.

Solarmax Technology Holdings (Hong Kong) Limited	Hong Kong	Solarmax Technology, Inc.

SolarMax Technology Holdings (Cayman) Limited	Cayman Islands	Solarmax Technology, Inc.

Solarmax Technology (Shanghai) Co., Ltd - WFOE	China	Solarmax Technology Holdings (Hong Kong) Limited

Chengdu Zhonghong Tianhao Technology Co., Ltd	China	Solarmax Technology (Shanghai) Co., Ltd - WFOE

Solarmax Technology (Beijing) Co., Ltd	China	Solarmax Technology (Shanghai) Co., Ltd

Zhongzhao Technology Development (Shanghai) Ltd	China	Solarmax Technology (Shanghai) Co., Ltd

Shanghai Zhongzhao Tianpei Green Energy Technology Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Zhongzhao Hongwan Green Energy Technology (Shanghai) Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Dangxiong Zhongzhao Green Energy Technology Co., Ltd	China	Zhongzhao Hongwan Green Energy Technology (Shanghai) Co., Ltd

Shanghai Hongjing Electric Power Technology Co., Ltd.	China	Solarmax Technology (Shanghai) Co., Ltd

Shanghai Zhongzhao Changxiao Green Energy Technology Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Shanghai Changmu Green Energy Technology Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Guizhou Honghao Green Energy Development Co., Ltd	China	Zhongzhao Technology Development (Shanghai) Ltd

Accumulate Investment Co., Ltd (BVI)	British Virgin Island	Solarmax Technology, Inc.

Accumulate Investment Co., Limited (HK)	Hong Kong	Accumulate Investment Co., Ltd (BVI)

Jiangsu Zhonghong Photovoltaic Electric Co., Ltd	China	Accumulate Investment Co., Limited (HK)

Nanjing zhaohewei new energy co., Ltd	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Qianxinanzhou Solarmax New Energy Co., Ltd.	China	Nanjing zhaohewei new energy co., Ltd

Jiangsu Hongci New Energy Co., Ltd.	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Qianxinanzhou Yilong Zhonghong Green Energy Co., Ltd.	China	Jiangsu Hongci New Energy Co., Ltd.

Nanjing qingchangyang new energy co., Ltd	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Xingren Almaden New Energy Co., Ltd.	China	Nanjing qingchangyang new energy co., Ltd

Jiangsu Hongzhihan New Energy Co., Ltd.	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Qianxinanzhou Zhonghong New Energy Co., Ltd.	China	Jiangsu Hongzhihan New Energy Co., Ltd.

Jiangsu Hongzhi Photovoltaic Co., Ltd.	China	Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Golden Solarmax Finance Co., Ltd	China	Solarmax Technology, Inc.